As filed with the Securities and Exchange Commission on May 9, 2022

Registration No. 333-263777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Metaterra Corp.
(Exact name of registrant as specified in its charter)

Nevada	5531	98-1611421
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Calle Principal 54, Munoz

Puerto Plata, Dominican Republic 57000

Tel: (346) 308-4967

(Address and telephone number of registrant’s principal executive offices)

INCORP SERVICES, INC.

 3773 Howard Hughes Parkway Suite 5005

Las Vegas, NV 89169

Phone: 1- 800-246-2677

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “ large accelerated filer, “ “ accelerated filer “ and “ smaller reporting company “ in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. There is no minimum purchase requirement for the offering to proceed.

METATERRA CORP.

2,000,000 SHARES OF COMMON STOCK

$0.05 per share

This is the initial offering of common stock of METATERRA CORP. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $0.05 per share. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Anyoline De Jesus De Perez, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. De Jesus De Perez will sell all the shares registered herein. In offering the securities on our behalf, she will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Anticipated Proceeds to Company

	If 50% shares are sold	If 75% shares are sold	If 100% shares are sold
Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$42,000	$67,000	$92,000

Metaterra Corp. is a development stage company and has recently started its operation. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Metaterra Corp. is not a Blank Check company. We have no any plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 5 THROUGH 11 BEFORE BUYING ANY SHARES OF METATERRA CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 2022

ii

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “METATERRA” REFERS TO METATERRA CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

METATERRA CORP.

We are a development stage company that plans to engage in the business of selling auto parts that we purchase in the United States to customers in the Dominican Republic. Metaterra Corp. was incorporated in Nevada on January 20, 2021. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $42,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Calle Principal 54, Munoz, Puerto Plata, Dominican Republic. Our phone number is 346-308-4967.

From inception (January 20, 2021) until the date of this filing, we have had limited operating activities. Our financial statements from inception (January 20, 2021) through March 31, 2022, reports no revenues and a net loss of $3,308. Our independent registered public accounting firm has issued an audit opinion for Metaterra Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our Company, developed our business plan and researched auto part market in the Dominican Republic. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $42,000, our business may fail. We do not anticipate earning sufficient revenues until we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	METATERRA CORP.

Securities Being Offered:	2,000,000 shares of common stock.

Price Per Share:	$0.05

Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000

Securities Issued and Outstanding:

There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Anyoline De Jesus De Perez.

If we are successful at selling all the shares in this offering, we will have 4,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $8,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 20, 2021 (Inception) to December 31, 2021 and unaudited financial statements for three month ended March 31, 2022.

Financial Summary	December 31, 2021 ($) (Audited)
Cash and Deposits	2,084
Total Assets	2,084
Total Liabilities	825
Total Stockholder’s Equity	1,259

Statement of Operations	Accumulated From January 20, 2021 (Inception) to December 31, 2021 ($) (Audited)
Revenue	-
Cost of goods Sold	-
Total Operating Expenses	741
Net Loss	(741)

Financial Summary	March 31, 202 2 ($) ( Una udited)
Cash and Deposits	236
Total Assets	236
Total Liabilities	2,285
Total Stockholder’s Equity (deficit)	(2,049)

Statement of Operations	F or three month ended March 31, 2022 ($) ( Una udited)
Revenue	-
Cost of goods Sold	-
Total Operating Expenses	3,308
Net Loss	(3,308)

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS ASSOCIATED TO OUR BUSINESS

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on January 20, 2021; we have not yet commenced our business operations; and we have realized no revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST HALF OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST HALF OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares as well as loans from Ms. De Jesus De Perez. In the event we do not sell half of the shares and raise half of the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR significant OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on January 20, 2021 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.

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These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate sufficient revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE IDENTIFIED ONLY ONE CUSTOMER AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY ADDITIONAL CUSTOMERS. EVEN IF WE OBTAIN NEW CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We plan that our revenue will come from the selling auto parts; therefore, we need to attract enough customers to buy our auto parts. We have identified just one customer who has not prepaid us for auto parts to date and we cannot guarantee that we will ever have any new customers. Even if we obtain new customers for our auto parts, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE PLAN TO EXPORT AUTO PARTS OVERSEAS, WE COULD BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to export auto parts and deliver them directly to our potential customers at foreign ports, we believe that disruptions in shipping deliveries may affect us. Deliveries of our auto parts may be disrupted through factors such as:

(i)	work stoppages, strikes and political unrest;
(ii)	problems with ocean shipping, including work stoppages and shipping container shortages;
(iii)	increased inspections of import shipments or other factors causing delays in shipments; and
(iv)	economic crises, international disputes and wars.

Any of the foregoing disruptions could disrupt our operations and lead to a complete loss of your investment.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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THE AUTO PARTS RETAILING INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS. GENERAL ECONOMIC SLOWDOWN OR RECESSION COULD ADVERSELY IMPACT OUR BUSINESS.

Sales of auto paers historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of future slowdowns and we cannot assure that our business will not be materially adversely affected by them.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND ANYOLINE DE JESUS DE PEREZ, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MS. DE JESUS DE PEREZ, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MS. DE JESUS DE PEREZ.

Our principal operations and assets are located outside of the United States, and Anyoline De Jesus De Perez, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Ms. De Jesus De Perez in the United States, and it may be difficult to enforce any judgment rendered against Ms. De Jesus De Perez. As a result, it may be difficult or impossible for an investor to bring an action against Ms. De Jesus De Perez, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise. Even if an investor is successful in bringing an action of this kind, the laws of the Dominican Republic may render that investor unable to enforce a judgment against the assets of Ms. De Jesus De Perez. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same or similar makes of new and used auto parts in our markets at competitive prices. Other competitors include private market buyers and sellers of used auto parts and auto parts auto parts stores. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results. To respond to competitive pricing pressures, we will have to offer our auto parts at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on similar auto parts in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 50% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF LESS THAN 100% OF THE SHARES BEING OFFERED ARE SOLD, SHE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If less than 100% of shares will be sold, Ms. De Jesus De Perez, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. De Jesus De Perez may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

Because we plan to be in the business of selling auto parts that we purchase in the United States to customers in Dominican Republic, we are likely to be affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Anyoline De Jesus De Perez for all of our operations. The loss of Ms. De Jesus De Perez would have a substantial negative effect on our company and may cause our business to fail. Ms. De Jesus De Perez has not been compensated for his services since our incorporation, and it is highly unlikely that she will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Ms. De Jesus De Perez’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with his or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Anyoline De Jesus De Perez, our sole officer and director will only be devoting limited time to our operations. She will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Anyoline De Jesus De Perez, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive thus, there may be a less active trading market for our common stock and our stock price may be more volatile.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MS. DE JESUS DE PEREZ DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Ms. De Jesus De Perez does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on January 20, 2021 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in receiving the proceeds in the amount of $42,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY’S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

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DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and/or OTC Link. The OTCBB and OTC Link are a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB and OTC Link are not an issuer listing service, market or exchange. Although the OTCBB and OTC Link do not have any listing requirements, to be eligible for quotation, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and OTC Link. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Metaterra Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT SUFFICIENT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Anyoline De Jesus De Perez, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Ms. De Jesus De Perez’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and OTC Link.

THE COMPANY’S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are currently issued and outstanding. If we sell the 2,000,000 shares being offered in this offering, we would have 4,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

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FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. Our use of net proceeds is listed in the order of priority in which you intend to use them. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000
Establishing an office	$2,000	$2,000	$2,500	$3,000
Website development	$1,500	$1,500	$2,000	$2,500
Marketing and advertising	$1,000	$2,500	$10,500	$12,500
Salary to employees	$-	$6,000	$12,000	$18,000
Auto parts Purchase	$2,500	$20,000	$30,000	$46,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Anyoline De Jesus De Perez, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Ms. De Jesus De Perez’s verbal agreement to provide us loans for registration costs is non- binding and discretionary.

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If we raise less than $42,000, we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Our founder, Anyoline De Jesus De Perez, has agreed to loan us additional funds in the case we raise less than $42,000 to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board and/or OTC Link when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. Ms. De Jesus De Perez, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. De Jesus De Perez will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. De Jesus De Perez. Ms. De Jesus De Perez will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2022 was negative $2,049 or approximately $0 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2022.

The following table sets forth as of March 31, 2022, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.05 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	$0.05	$0.05	$0.05
Post offering net tangible book value	$47,951	$72,951	$97,951
Post offering net tangible book value per share	$0.0160	$0.0208	$0.0245
Pre-offering net tangible book value per share	$0	$0	$0
Increase (Decrease) in net tangible book value per share after offering	$0.0160	$0.0208	$0.0245
Dilution per share	$0.034	$0.0292	$0.0255
% dilution	68%	58.4%	51%
Capital contribution by purchasers of shares	$50,000	$75,000	$100,000
Capital Contribution by existing stockholders	$2,000	$2,000	$2,000
Percentage capital contributions by purchasers of shares	96.15%	97.40%	98.04%
Percentage capital contributions by existing stockholders	3.85%	2.60%	1.96%
Gross offering proceeds	$50,000	$75,000	$100,000
Anticipated net offering proceeds	$42,000	$67,000	$92,000
Number of shares after offering held by public investors	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	3,000,000	3,500,000	4,000,000
Purchasers of shares percentage of ownership after offering	33.33%	42.86%	50%
Existing stockholders’ percentage of ownership after offering	66.67%	57.14%	50%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $236 as of March 31, 2022.  We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Anyoline De Jesus De Perez, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2022, Ms. De Jesus De Perez has advanced to us $1,675. Ms. De Jesus De Perez, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $42,000 of funding from this offering. Being a development stage company, we have very limited operating history. After twelve months period, we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Calle Principal 54, Munoz, Puerto Plata, Dominican Republic. Our phone number is 346-308-4967.

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We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated no revenues and no sufficient revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find new customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

PLAN OF OPERATION

We were incorporated in the State of Nevada on January 20, 2021. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has generated no revenue and just recently started our operations. If we are unable to successfully find new customers that will buy auto parts from us, we may quickly use up the proceeds from this offering.

Our business is selling auto parts from the USA. We plan to resell auto parts in the Dominican Republic. We have generated no revenues and our principal business activities to date consist of creating a business plan and searching for auto auto parts stores in the Dominican Republic to sign agreements with.

We will not be conducting any product research or development. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to sell auto parts that we purchase in the United States to customers in the Dominican Republic. Our plan of operations is as follows:

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COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

Establish our Office

Time Frame: 1st- 3rd months.

Costs: $2,000-3,000.

Upon completion of the offering we plan to set up an office in the Dominican Republic and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as PCs, telephones, fax, office supplies and furniture. Our sole officer and director, Anyoline De Jesus De Perez will take our initial administrative duties. We believe that it will cost at least $2,000 to set up an office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,500. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $3,000.

Develop Our Website

Time Frame: 3rd-5th months.

Costs: $1,500-$2,500

When our office is set up, we intend to begin developing our website. Our sole officer and director, Anyoline De Jesus De Perez will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web developer and a web designer to help us with the design and development of our website. We do not have any written agreements with any web developers or web designers at the current time. The website development costs, including site design and implementation will be approximately $1,500. If we sell 75% of the shares offered and all of the shares offered we will develop a more sophisticated and well-designed web site, therefore developing cost will be $2,000 and $2,500 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential clients and auto parts stores

Time Frame: 4th-12th months.

No material costs.

Once our website is operational, we will contact and start negotiation with potential clients. We will negotiate terms and conditions of collaboration. At the beginning, we plan to focus primarily on local auto parts stores. There are some which specialize in the auto parts only. We are going to sign agreements with them to sell our products. We are going to organize direct mailing through special internet services to auto parts enthusiasts. Even though the negotiation with potential wholesale customers will be ongoing during the life of our operations, we cannot guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

As of today, we have identified a   first customer and in the process of the delivery of auto parts. This individual is a retail customer , who made a one-time order. Because the amount of the order is not significant, we did not ask for a prepayment. We have not entered into a contract with him. He will pay the order upon delivery according to the verbal agreement.

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Develop and Implement Marketing Strategy

Time Frame: 5th-12th months.

Costs: $1,000-$12,500

Once we have developed our website we plan to initiate our marketing campaign. Our president, Anyoline De Jesus De Perez will market our auto parts and our services. Besides selling our auto parts to private buyers, we will also attempt to conclude agreements with auto parts stores with a view to sell our auto parts to them. We plan to use different effective marketing tools in our marketing campaign, such as internet, billboards, newspapers and magazines, radio, auto parts shows and expositions. We plan to use billboard ads on the streets, used auto parts markets, vehicle service stations and garage areas. We plan to advertise our services and our auto parts for sale on the on social network websites.

Hire Sales Associates

Time Frame: 6th-12th month.

Cost: $6,000-$18,000

If we sell 50% of the shares offered, we plan to hire a salesperson to sell our auto parts. The job of such salesperson will be to find new customers for us. If we sell 75% or 100% of the shares offered, we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Auto parts Purchase

Time Frame: 6th -12th months

Cost: $21,000-$55,000.

Our plan to purchase some auto parts, store them and then sell which will cost us approximately $2,500 - $46,000.

In summary, if we sell at least 50% shares in this offering, we should be in full operation and selling our auto parts within 12 months of completing our offering. Even if we start to sell our auto parts, there is no assurance that our operations will be profitable. If we are unable to attract new customers to buy our auto parts we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations.

Anyoline De Jesus De Perez, our president will be devoting approximately 20 hours a week to our operations. Once we expand operations, and can attract more and more customers to buy our auto parts, Ms. De Jesus De Perez has agreed to commit more time as required. Because Ms. De Jesus De Perez will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Establishing an office	2,000	2,000	2,500	3,000
Website development	1,500	1,500	2,000	2,500
Salary to employees	-	6,000	12,000	18,000
Marketing and advertising	1,000	2,500	10,500	12,500
SEC reporting and compliance	10,000	10,000	10,000	10,000
Auto parts Purchase	2,500	20,000	30,000	46,000
Total	$17,000	$42,000	$67,000	$92,000

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated no revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

For three months ended March 31, 2022

Our financial statements as of March 31, 2022 , reports no revenues and a net loss of $ 3,308 . Our general and administrative expenses that we incurred in the period of three month ended March 31, 202 2 include the auditors’ fee, Tax Return Filing, EDGAR filing fee and bank fees . As of today, we have identified a first customer and in the process of the delivery of auto parts.

From Inception on January 20, 2021 to December 31, 2021

During the period we incorporated the Company and prepared a business plan. Our financial statements from inception (January 20, 2021) through December 31, 2021, reports no revenues and a net loss of $741. Our general and administrative expenses that we incurred in the period ended December 31, 2021 include the incorporation expenses and the payment for a Nevada Annual List of Directors and a Nevada Business License. We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering.

Since inception, we have sold 2,000,000 shares of common stock to our sole officer and director for net proceeds of $2,000.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2021, the Company had $ 236 cash and our liabilities were $ 2,285 , comprising of $610 account payable and $ 1,675 owed to Anyoline De Jesus De Perez, our sole officer and director.

As of December 31, 2021, the Company had $2,084 cash and our liabilities were $825, comprising $825 owed to Anyoline De Jesus De Perez, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $42,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 2,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $2,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Anyoline De Jesus De Perez, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Ms. De Jesus De Perez has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Ms. De Jesus De Perez’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $42,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation. In a long term, we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise at least $42,000 under this offering, the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operation.

GENERAL DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on January 20, 2021. We plan to be in the business of selling auto parts that we purchase in the United States to customers in the Dominican Republic. We plan to develop a website that will display a variety of auto parts and their prices, and will advertise our services and fees. We depend on the proceeds from this offering for our short-term liquidity needs to fund future purchases. In a long term, we may need additional financing. We do not currently have any arrangements for additional financing. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Because we are not certain how we will fund our long-term liquidity needs, we have no ability to assess when we might be profitable. Our principal office address is located at Calle Principal 54, Munoz, Puerto Plata, Dominican Republic. Our telephone number is 346-308-4967. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have generated no revenue.

We plan to be in the business of selling auto parts that we purchase in the United States to customers in the Dominican Republic. We will rely on our sole officer and director’s knowledge and expertise of the ppare parts industry in conducting our operations. Depending on the number of shares that we sell from this offering, we plan to keep a small inventory of auto parts. Our goal is to maintain a 30 day turn around period for all inventory. We will display the auto parts that we own on our website. Our customers will be able to select auto parts on our website according to their budget and preferences. Our customers will also be able to order auto parts which are not displayed on our website by specifying the make, model and year. When we do not have the auto parts that our client wants, we will search for it.

We plan to offer our auto parts at price marked-up from 15% to 25% of our cost. Our customers will be asked to pay us the full price in advance. There is no guarantee that our customer will pay the full purchase price in advance. In some cases, we will ask for lower advance payments and the remainder during 7 days after the auto parts are delivered. Also, there is no guarantee that we will receive desired commission payment and may have to lower our prices of auto parts, resulting in diminished profits or losses. When we do not take prepayment and buy auto parts at our own expense, there a chance that we do not sell them for an extended period of time or never at all, which will result in loss of revenue and disruption of our business.

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Automobile parts market in the Dominican Republic

According to the International Trade Administration (https://www.trade.gov), in the Dominican Republic, the demand for automotive spare parts is linked to the aging car population and the deterioration of local streets and roads. For example, 95.2 percent of automobiles in the DR were manufactured in 2014 or before and 90.2 percent of SUVs were manufactured in 2016 or before.

	2020	2021 (estimated)
Total Market Size	89	85
Total Local Production	4	4
Total Exports	2	2
Total Imports	87	83
Imports from the U.S.	56.6	54

Unit: (Millions of U.S. Dollars)

Exchange rate: RD$57.70 – US$1

Sources: U.S. Census Bureau, Economic Indicators Division (USTradeOnline)

Statistics from the Department of Economic Studies of the Internal Revenue Directorate of the Dominican Republic show that, as of December 2020, there are 4.84 million vehicles circulating in the Dominican Republic, reflecting a 4.5 percent increase from 2019.

Out of this total vehicle population:

•	55.7 percent are motorcycles (2,695,457)
•	20.5 percent are automobiles (994,301)
•	10.7 percent are SUV’s (516,912)
•	9.5 percent are trucks and pick-up trucks (458,762)
•	3.6 percent are buses, heavy equipment, etc. (176,935)

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There is a significant car population imported from Asia, 63.6 percent of vehicles in the Dominican roads are made in Japan; 12.3 percent are made in the U.S., and 11.2 percent are from South Korea. Nevertheless, 65 percent of all automotive spare parts (including Asian products) are imported from the U.S. because of proximity and logistics considerations. Although there is local production of batteries and radiators, it only accounts for a small percentage of the total market, while imports supply the rest.

Imported Vehicles

Country of Origin	Market Share	Leading Brands

Japan	63.6%	Toyota, Honda, Nissan, Mazda, Suzuki

U.S.	12.3%	Ford, Chevrolet, Jeep

South Korea	11.2%	Hyundai, Kia, SsangYong

Europe	6.7%	France: Renault, Peugeot Italy: Fiat Germany: Volkswagen, Mercedes Benz, BMW, Audi, Porsche

Other countries	6.2%

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Leading Sub-Sectors

•	Automotive Tires and Tubes
•	Batteries
•	Electrical components
•	Motorcycle spare parts
•	Body parts and accessories
•	Brakes and parts
•	Drive-train parts (suspension shock absorbers, steering wheels)
•	Engines and electrical parts for motor engines
•	Used parts
•	Diagnostic equipment
•	Opportunities

Because of the prevalence of Asian made vehicles in the Dominican vehicle population, importation of spare parts for those vehicles represents opportunities for American exporters. Likewise, the large number of motorcycles in Dominican cities provides a constant demand for motorcycle spare parts.

Marketing and Advertising

We intend to rely on our sole officer and director, Anyoline De Jesus De Perez to market our services and products. Our marketing strategy will focus on developing a state-of-the-art website, relationships with auto parts stores, developing awareness of Metaterra Corp. and attracting customers who are already in the market to purchase auto parts. We intend to hire an outside web developer and web designer to assist us in designing and building our website. We will display the auto parts and their prices which will be available for purchase on our web site. We will market and advertise our website to find potential clients. We plan to use different effective marketing tools for our marketing campaign such as internet, billboards, newspapers and magazines, radio, car shows and expositions. All these advertisements are designed to enhance consumer awareness of the Metaterra Corp. name and to promote our broad selection of auto parts and price leadership, targeting consumers with immediate purchase intentions.

Competition

The auto parts retail business is highly competitive. Consumers typically have many choices when deciding where to purchase automobile parts. We compete with independent auto parts stores and private parties. We believe that the principal competitive factors in auto parts sales are price; ability to offer a wide selection of auto parts, including the for more popular makes and models; quality of the auto parts; location of retail site; and degree of customer satisfaction with the car-buying experience. Other competitive factors include the ability to offer or arrange customer financing on competitive terms and the quality and cost of primary and extended warranties.

There are few barriers of entry in the auto parts retail business and level of competition is extremely high. There are many domestic and international auto parts stores, and we will be in direct competition with them. Many large auto storeships have greater financial capabilities than us and will be able to provide more favorable credit terms to the buyers of auto parts. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer greater price discounts than us which may also cause us to lose business. In addition, we will be competing with private sellers of auto parts.

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Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. Anyoline De Jesus De Perez, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

Offices

Our business office is located at Calle Principal 54, Munoz, Puerto Plata, Dominican Republic. This is the office provided by our Sole Officer and Director, Anyoline De Jesus De Perez. Our telephone number is 346-308-4967. We do not pay any rent to Ms. De Jesus De Perez and there is no agreement to pay any rent in the future. Upon the completion of our offering, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office sight.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the wholesale and retail industry in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business in the Dominican Republic and the USA.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Anyoline De Jesus De Perez Calle Principal 54, Munoz , Puerto Plata, Dominican Republic	42	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Anyoline De Jesus De Perez has acted as our President, Treasurer, Secretary and sole Director since our incorporation on January 20, 2021. Ms. De Jesus De Perez owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. De Jesus De Perez was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. For the last 10 years Ms. De Jesus De Perez, has been managing her own car rental business in the Dominican Republic. The name of the company is CMY Rent Car. CMY Rent Car is not a parent, subsidiary, or other affiliate of Metaterra Corp.

During the past ten years, Ms. De Jesus De Perez has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Ms. De Jesus De Perez was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. De Jesus De Perez’s involvement in any type of business, securities or banking activities.
4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
5.	Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
6.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
i.	Any Federal or State securities or commodities law or regulation; or
ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Anyoline De Jesus De Perez, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on January 20, 2021 until December 31, 2021:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Anyoline De Jesus De Perez, President, Secretary and Treasurer	January 20, 2021 to December 31, 2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officer.

Ms. De Jesus De Perez currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

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There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (January 20, 2021) to December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Anyoline De Jesus De Perez	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anyoline De Jesus De Perez will not be paid for any underwriting services that she performs on our behalf with respect to this offering.

Other than Ms. De Jesus De Perez’s purchase of founders shares from the Company as stated below as well as the loans that Ms. De Jesus De Perez provides to the company from time to time, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Ms. De Jesus De Perez, directly or indirectly, from the Company.

On December 23, 2022, we issued a total of 2,000,000 shares of restricted common stock to Anyoline De Jesus De Perez, our sole officer and director in consideration of $2,000. Further, Ms. De Jesus De Perez has advanced funds to us. As of March 31, 2022, Ms. De Jesus De Perez has advanced to us $1,675. Ms. De Jesus De Perez will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ms. De Jesus De Perez. Ms. De Jesus De Perez will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. There is no assurance that we will ever generate substantial revenues from our operations. The obligation to Ms. De Jesus De Perez does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. De Jesus De Perez or the repayment of the funds to Ms. De Jesus De Perez. The entire transaction was oral. Ms. De Jesus De Perez is providing us office space free of charge and we have a verbal agreement with Ms. De Jesus De Perez that, if necessary, she will loan the company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of December 31, 2021 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Anyoline De Jesus De Perez Calle Principal 54, Munoz Puerto Plata, Dominican Republic	2,000,000 shares of common stock (direct)	100%

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the number of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of March 31, 2022, there were 2,000,000 shares of our common stock issued and outstanding.

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Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and/or OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 2,000,000 shares of our common stock for sale at the price of $0.05 per share.

This is a self-underwritten offering, and Ms. De Jesus De Perez, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to her for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, she will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Ms. De Jesus De Perez will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. Our sole officer and director is not, nor will she be at the time of his participation in the offering, an associated person of a broker-dealer; and

4. Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) she is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

(C) Performing ministerial and clerical work involved in effecting any transaction.

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Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow, trust or similar account. The funds will be available for immediate use by the Company. The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $2,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Metaterra Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  March 31, 2022, there were 2,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Anyoline De Jesus De Perez owns all 2,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Metaterra Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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EXPERTS

MICHAEL GILLESPIE & ASSOCIATES, PLLC, our independent registered public accounting firm, has audited our financial statements for the year ended December 31, 2021 and the period from inception (January 20, 2021) to December 31, 2021 included in this prospectus and registration statement. These financial statements are included elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by MICHAEL GILLESPIE & ASSOCIATES, PLLC.

Our audited financial statements from inception to December 31, 2021, immediately follow:

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MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA 98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors & Audit Committee:

Metaterra Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Metaterra Corp. as of December 31, 2021 and the related statements of operations, changes in stockholders’ (deficit)/equity and cash flows for the period from January 20, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and the results of its operations and its cash flows for the period from January 20, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audits of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going Concern

As described further in Note 2 to the financial statements, the Company has incurred losses from inception through December 31, 2021 and expects to incur additional losses in the future.

We determined the Company’s ability to continue as a going concern is a critical audit matter due to the estimation and uncertainty regarding the Company’s future cash flows and the risk of bias in management’s judgments and assumptions in estimating these cash flows.

Our audit procedures related to the Company’s assertion on its ability to continue as a going concern included the following, among others:

We reviewed the Company’s working capital and liquidity ratios and forecasted revenue, operating expenses, and uses and sources of cash used in management’s assessment of whether the Company has sufficient liquidity to fund operations for at least one year from the financial statement issuance date. This testing included inquiries with management, comparison of prior period forecasts to actual results, consideration of positive and negative evidence impacting management’s forecasts, the Company’s financing arrangements in place as of the report date, market and industry factors and consideration of the Company’s relationships with its financing partners.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2022.

Seattle, Washington

February 14, 2022

F-2

METATERRA CORP.

BALANCE SHEET

DECEMBER 31, 2021 (AUDITED)
ASSETS
Current Assets
Cash & cash equivalents	$2,084
Total current assets	2,084
Total Assets	$2,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loans from related parties	825
Total current liabilities	825
Total Liabilities	825

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized:
2,000,000 shares issued and outstanding	2,000
Additional Paid-In-Capital	-
Accumulated Deficit	(741)
Total Stockholders’ equity	1,259
Total Liabilities and Stockholders’ equity	$2,084

The accompanying notes are an integral part of these financial statements.

F-3

METATERRA CORP.

STATEMENT OF OPERATIONS

(AUDITED)

FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO DECEMBER 31, 2021
OPERATING EXPENSES
General and administrative expenses	$741
Net loss from operations	(741)
Loss before provision for income taxes	(741)
Provision for income taxes	-
Net income (loss)	$(741)
Income (loss) per common share: Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	52,023

The accompanying notes are an integral part of these financial statements.

F-4

METATERRA CORP.

STATEMENT OF STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO DECEMBER 31, 2021

(AUDITED)

	Number of Common Shares	Amount	Additional Paid-In -Capital	Accumulated Deficit	Total
Balance as of January 20, 2021	-	$-	$-	$-	$-
Shares issued at $0.001	2,000,000	2,000	-	-	2,000
Net income (loss)	-	-	-	(741)	(741)
Balance as of December 31, 2021	2,000,000	$2,000	$-	$(741)	$1,259

The accompanying notes are an integral part of these financial statements.

F-5

METATERRA CORP.

STATEMENTS OF CASH FLOWS

(AUDITED)

FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO DECEMBER 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(741)
Net cash provided by operating activities	(741)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from shareholder	825
Proceeds from issuance of common shares	2,000
Net cash provided by financing activities	2,825
Net decrease in cash and equivalents	2,084
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the year/ period	$2,084
Supplemental cash flow information:
Cash paid for:
Interest	$-
Taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

METATERRA CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO DECEMBER 31, 2021

NOTE 1 – ORGANIZATION AND BUSINESS

METATERRA CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on January 20, 2021. The Company intends to sell auto parts in the Dominican Republic.

The Company has adopted December 31 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of December 31, 2021 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (January 20, 2021) to December 31, 2021, of $741. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Further to above, In December 2019, a novel strain of coronavirus surfaced in China, which initially been declared as a “Public Health Emergency of International Concern” and subsequently as “Pandemic” by the World Health Organization. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Company’ functional and operational currency is US Dollar.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Stock-Based Compensation

As of December 31, 2021, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-7

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company utilizes the Financial Accounting Standards Board’s Accounting Standards Codification Topic 740 related to Income Taxes to account for the uncertainty in income taxes. Topic 740 for Income Taxes clarifies the accounting for uncertainty in income taxes by prescribing rules for recognition, measurement and classification in financial statements of tax positions taken or expected to be in a tax return. Further, it prescribes a two-step process for the financial statement measurement and recognition of a tax position. The first step involves the determination of whether it is more likely than not (greater than 50 percent likelihood) that a tax position will be sustained upon examination, based on the technical merits of the position. The second step requires that any tax position that meets the more likely than not recognition threshold be measured and recognized in the financial statements at the largest amount of benefit that is a greater than 50 percent likelihood of being realized upon ultimate settlement. This topic also provides guidance on the accounting for related interest and penalties, financial statement classification and disclosure. The Company’s policy is that any interest or penalties related to uncertain tax positions are recognized in income tax expense when incurred. The Company has no uncertain tax positions or related interest or penalties requiring accrual at December 31, 2021.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2021 the Company’s bank deposits did not exceed the insured amounts.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

F-8

NOTE 4 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

In December 2021, the Company issued 2,000,000 shares of its common stock at $0.001 per share for total proceeds of $2,000.

As of December 31, 2021, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since January 20, 2021 (Inception) through December 31, 2021, the Company’s sole officer and director loaned the Company $825 to pay for incorporation costs and operating expenses. As of December 31, 2021, the amount outstanding was $825. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from December 31, 2021 to the date the financial statements were issued and has determined that there are no items to disclose.

F-9

METATERRA CORP. BALANCE SHEETS
	MARCH 31, 2022 (UNAUDITED)	DECEMBER 31, 2021 (AUDITED)
ASSETS
Current Assets
Cash & cash equivalents	$236	$2,084
Total current assets	236	2,084
Total Assets	$236	$2,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	610	-
Loans from related parties	1,675	825
Total current liabilities	2,285	825
Total Liabilities	2,285	825

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized:
2,000,000 shares issued and outstanding	2,000	2,000
Additional Paid-In-Capital	-	-
Accumulated Deficit	(4,049)	(741)
Total Stockholders’ equity	(2,049)	1,259
Total Liabilities and Stockholders’ equity	$236	$2,084

The accompanying notes are an integral part of these financial statements.

F-10

METATERRA CORP. STATEMENT OF OPERATIONS (UNAUDITED)

	THREE MONTHS ENDED MARCH 31, 2022	FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO MARCH 31, 2021
OPERATING EXPENSES
General and administrative expenses	$3,308	$725
Net loss from operations	(3,308)	(725)
Loss before provision for income taxes	(3,308)	(725)
Provision for income taxes	-	-
Net income (loss)	$(3,308)	$(725)
Income (loss) per common share: Basic and Diluted	$(0.00)	-

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,000,000	-

The accompanying notes are an integral part of these financial statements.

F-11

METATERRA CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIODS FROM INCEPTION (JANUARY 20, 2021) TO MARCH 31, 2021 AND FOR THREE MONTHS ENDED MARCH 31, 2022 (UNAUDITED)

	Number of Common Shares	Amount	Additional Paid-In -Capital	Accumulated Deficit	Total
Balance as of January 20, 2021	-	$-	$-	$-	$-
Net income (loss)	-	-	-	(725)	(725)
Balance as of March 31, 2021	-	$-	$-	$(725)	$(725)

Balance as of December 31, 2021	2,000,000	$2,000	$-	$(741)	$1,259
Net income (loss)				(3,308)	(3,308)
Balance as of March 31, 2022	2,000,000	$2,000	$-	$(4,049)	$(2,049)

The accompanying notes are an integral part of these financial statements.

F-12

METATERRA CORP. STATEMENTS OF CASH FLOWS (UNAUDITED)

	THREE MONTHS ENDED MARCH 31, 2022	FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO MARCH 31, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,308)	$(725)
Accounts payable	610	0
Net cash provided by operating activities	(2,698)	(725)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loan from shareholder	850	725
Proceeds from issuance of common shares	0	0
Net cash provided by financing activities	850	725
Net decrease in cash and equivalents	(1,848)	0
Cash and equivalents at beginning of the period	2,084	0
Cash and equivalents at end of the year/ period	$236	$0
Supplemental cash flow information:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-13

METATERRA CORP. NOTES TO THE AUDITED FINANCIAL STATEMENTS FOR THE PERIOD FROM INCEPTION (JANUARY 20, 2021) TO MARCH 31, 2022

NOTE 1 – ORGANIZATION AND BUSINESS

METATERRA CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on January 20, 2021. The Company intends to sell auto parts in the Dominican Republic.

The Company has adopted December 31 fiscal year end.

The results for the three months ended March 31, 2022 are not necessarily indicative of the results of operations for the full year. These financial statements and related footnotes should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form S-1 for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

The accompanying condensed financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2022 and for the related periods presented.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of March 31, 2022 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (January 20, 2021) to March 31, 2022, of $4,049. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Further to above, In December 2019, a novel strain of coronavirus surfaced in China, which initially been declared as a “Public Health Emergency of International Concern” and subsequently as “Pandemic” by the World Health Organization. The Company is not able to predict the ultimate impact that COVID -19 will have on its business; however, if the current economic conditions continue, the Company will be forced to significantly scale back its business operations and its growth plans, and could ultimately have a significant negative impact on the Company.

F-14

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Company’ functional and operational currency is US Dollar.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

Stock-Based Compensation

As of March 31, 2022, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2022 the Company's bank deposits did not exceed the insured amounts.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2022.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash and related party loan payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

F-15

NOTE 4 – CAPITAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

In December 2021, the Company issued 2,000,000 shares of its common stock at $ 0.001 per share for total proceeds of $2,000.

As of March 31, 2022, the Company had 2,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since January 20, 2021 (I nception ) through March 31, 2022, the Company’s sole officer and director loaned the Company $1,675 to pay for incorporation costs and operating expenses .  As of March 31, 2022 , the amount outstanding was $ 1,675. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated subsequent events from March 31, 2022 to May 4, 2022 and has determined that there is the following item to be disclose d :

On April 7 , 2022, the Company’s sole officer and director loaned the Company $ 5 , 000 .

F-16

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

METATERRA CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all auto parts stores that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the auto parts stores’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.27
Auditor Fees and Expenses	$5,000.00
Legal Fees and Expenses	$2,000.00
EDGAR fees	$500.00
Transfer Agent Fees	$500.00
TOTAL	$8,009.27

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Metaterra Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Metaterra Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Anyoline De Jesus De Perez Calle Principal 54, Munoz Puerto Plata, Dominican Republic	December 23, 2022	2,000,000	$2,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. she is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5 .1	Opinion of Haddan & Zepfel LLP
23.1	Consent of MICHAEL GILLESPIE & ASSOCIATES, PLLC
23.2	Consent of Haddan & Zepfel LLP (contained in exhibit 5.1)
99.1	Form of Subscription Agreement *

* - previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Puerto Plata, Dominican Republic on May 9, 2022.

METATERRA CORP.

By:	/s/ Anyoline De Jesus De Perez
Name:	Anyoline De Jesus De Perez
Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Anyoline De Jesus De Perez
Anyoline De Jesus De Perez	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	May 9, 2022

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